                                                                    EXHIBIT 16.1

                                   FORM 8-K/A

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 15, 2003

                             MID-STATE RACEWAY, INC.

                             -----------------------

                           (Exact name of registrant)

NEW YORK STATE                       000-01607                     15-0555258
--------------                       ---------                     ----------
(STATE OF INCORPORATION)             (COMMISSION FILE)             (IRS EIN)

         P.O. BOX 860, RUTH STREET, VERNON, NEW YORK          13476
         -------------------------------------------          -----
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)              (ZIP)

Registrant's telephone number (315) 829-2201

                                 --------------

Item 4

On December 15, 2003, Mid-State Raceway, Inc. (Registrant) received notice that Urbach Kahn & Werlin LLP, Certified Public Accountants (UK&W), the firm of independent accountants previously engaged as the principal accountants to audit Registrant's financial statements, resigned. The resignation was unilateral and was communicated in a letter to the Registrant dated December 11. UK&W's resignation letter is attached as Exhibit (marked "A"). The letter was supplemented by a letter dated December 19, 2003. A copy of the supplemental letter is attached as Exhibit (marked "B"). The resignation was not requested or prompted by the Registrant.

UK&W's reports on Registrant's financial statements for the past two (2) years contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. No 10k reports have been filed as of this date by registrant for such years.

During Registrant's two (2) most recent fiscal years and the subsequent interim period up to the date of the resignation, there were no disagreements with UK&W of the character described in paragraph (a)(1)(iv) of Regulation S-K, Item 304, and there were no reportable events of the character described in paragraph
(a)(1)(v) of Regulation S-K, Item 304.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Mid-State Raceway, Inc.
                                                             (Registrant)

Date December 19, 2003                                 /s/ Hoolae Paoa
                                                       ------------------------
                                                       Hoolae Paoa, President

                                                                       Exhibit A

[LOGO]
URBACH KAHN & WERLIN LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                              December 11, 2003

VIA FACSIMILE (702) 434-1644 AND U.S. MAIL
------------------------------------------
Jerry Mottern, Audit Committee Chairman
Mid-State Raceway, Inc.
P.O. Box 860 Vernon, NY 13476-0860

Dear Jerry:

As you are aware, Mid-State Raceway, Inc. ("Mid-State") is delinquent in filing several quarterly Form 10-Q's and annual Form 10-K's with the Securities and Exchange Commission ("SEC"). On several occasions, we have communicated our concerns over the delinquent status to the Audit Committee, the Board of Directors, the management of Mid-State, and outside legal counsel.

As you will recall at the October 16, 2003 meeting of the Audit Committee of the Board of Directors, Urbach Kahan & Werlin stated that the Audit Committee must take the responsibility of ensuring that Mid-State develop a reasonable plan to cure the delinquency and must adhere to the plan. We committed to the Audit Committee that we would provide the necessary resources to ensure that the filings, once completed, would be reviewed by us in an effective and efficient manner. Further, we put the Audit Committee on notice that we would resign as independent certified public accountants if Mid-State did not establish and adhere to a formal and reasonable plan for curing delinquent status.

Shortly after our October 16th meeting, management committed to having the delinquent filings ready for our review by Thanksgiving. To date, Mid-State has not met this commitment and furthermore, has dismissed James Wise, its Chief Financial Officer and Treasurer. As a consequence of Mid-State's failure to establish and adhere to a plan for curing its delinquency with the SEC, we herby resign as the Company's independent auditors effective immediately.

Pursuant to SEC rules, you are required to notify the Commission of our decision to resign within five days of this notification.

                                                    Very truly yours,

                                                    URBACH KAHN & WERLIN LLP

                                                    /s/ Paul L. Goetz
                                                    -------------------------
                                                    Paul L. Goetz, CPA
                                                    Partner

PLG:lsy
Copy:    Hoolae Paoa
         Bruce Poushter, Esq.

                                                                       EXHIBIT B

[LOGO]
URBACH KAHN & WERLIN LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                              December 19, 2003

VIA FACSIMILE (702) 434-1644 AND U.S. MAIL
------------------------------------------
Jerry Mottern, Audit Committee Chairman
Mid-State Raceway, Inc.
P.O. Box 860 Vernon, NY 13476-0860

Dear Mr. Mottern:

By letter dated December 11, 2003, Urbach Kahn & Werlin LLP resigned as the Company's independent auditor. The Company has asked us to clarify our position with respect to this use of our audit reports previously issued in connection with the Company's financial statements as of and for the years ended December 31, 2000, 2001 and 2002.

Professional standards require that auditors perform certain subsequent review procedures when audit reports are to be reissued. The inclusion of our audit reports in the delinquent 10-K filings the Company plans to submit to the Securities and Exchange Commission is considered a "reissuance" of our audit reports and, as such, will require the completion of subsequent event review procedures. Such procedures will include, but not be limited to:

- Inquiries of officers and executives having responsibility for financial and accounting matters concerning events subsequent to the date of our auditor's reports that would have a material effect on the previously audited financial statements.

- Reading of minutes of the Board of Directors and committees thereof.

- Inquires of the Company's legal counsel, and

- Obtaining representations from management concerning its responsibilities for the financial information and other matters.

Upon completion of these procedures, and any other procedures that we deem necessary in the circumstances, we will advise you if we are in a position to consent to the use of our independent auditor's reports in the delinquent 10-K filings.

In addition, we will perform interim review procedures on unaudited financial statements expected to be included in delinquent 10-Q filings for periods through December 31, 2002. Such interim review procedures will also be conducted in accordance with professional standards.

As you can appreciate, in order to accomplish the foregoing, we will need the full cooperation of management throughout these review processes.

Jerry Mottern
Mid-State Raceway, Inc.
Page Two
December 19, 2003

We will schedule our subsequent review procedures at a mutually convenient time. We will need, of course, to agree on a fee arrangement for these services, including payment of all outstanding invoices prior to the commencement any work.

                                                  Very truly yours,

                                                  URBACH KAHN & WERLIN LLP

                                                  /s/ Paul L. Goetz
                                                  -----------------------------
                                                  Paul L. Goetz, CPA
                                                  Partner

PLG:lsy
Copy:    Hoolae Paoa (by facsimile)
         Bruce Poushter (by facsimile)

                                                               December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Mid-State Raceway, Inc. (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Mid-State's Form 8-K report dated December 18, 2003.

We agree with the statements concerning our firm in such Form 8-K.

                                                      Very truly yours,

                                                      URBACH KAHN & WERLIN LLP

                                                      /s/ Paul L. Goetz
                                                      -----------------
                                                      Paul L. Goetz, CPA
                                                      Partner

Enclosure